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December 15.  1995


Mr. Ralph Gilchrist
Commonwealth Development Corporation ("CDC")
One Bessborough Gardens
London, SWI 2JQ
UNITED KINGDOM

Ms. Hildegard Kraus
DEG - Deutsche Investitions und
Entwicklungsgeselischaft mbH ("DEG")
Belvederstrasse 40
D-50933 Koln 41 (Mungersdorf)
FEDERAL REPUBLIC OF GERMANY

Mr. Vasilios Giannopoulos
Export-Import Bank of the United States ("ExIm Bank")
811 Vermont Avenue, N.W.
Washington, D.C. 20571

Mr. Navaid Burney
International Finance Corporation ("IFC")
1801 K Street, N.W.
Washington, D.C. 20433

Mr. Ralph Matheus
Overseas Private Investment Corporation ("OPIC")
1100 New York Avenue, N.W.
Washington, D.C. 20527

Re:   Sierra Rutile Limited
      DEVELOPMENT BANK FINANCING

Ladies and Gentlemen:

1. We refer to the various loan agreements and related documents executed among Sierra Rutile Limited ("SRL" or "Company"), Consolidated Rutile
Limited ("CRL") and Nord Resources Corporation ("Nord," and together with CRL, the "Sponsors") and each of the above-addressed institutions (together, the "Banks") with respect to SRL's mining operations in Sierra Leone (the "Project"). All such loan agreements and related documents, including all funding, security and project agreements shall be referred to together as the "Financing Documents."

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                                          2

2. On behalf of SRL and the Sponsors, we very much appreciate your support in coordinating the meetings held on Friday, May 12, 1995, at IFC's offices and on Thursday, October 19, 1995, at OPIC's offices to review the status of the Project following the rebel incursion and occupation of the SRL minesite and the subsequent discontinuance of operations there (,the "Occupation Events") and to discuss a possible extension of the May 15, 1995 expiration of the Forbearance Period (as such term is defined in our letter agreement dated February 22, 1995). Each of SRL and the Sponsors acknowledges that the Occupation Events are Events of Default as defined under the Financing Documents and that the Banks have the right to issue a Deficiency Notice to each of the Sponsors under the terms of the First Amendment and Restatement of Project Funds Agreement, dated November 17,1993, (the "PFA"), but ask each of the Banks for additional time to undertake the following measures (the "Remedial Measures"):

           A.   determine damage to the Project:
           B.   assess the political and military situation in Sierra Leone,
           C.   develop financial models for the reopening of the mine; and
           D. present to the Banks, for discussion, plans for the financing, rehabilitation and reopening of the Project.

3.    SRL and each Sponsor proposes that,

      (i) from May 15, 1995, until January 1, 1997 (the "Extended Forbearance Period"), each of the above Banks agrees to forbear from accelerating their loans or seeking to enforce their rights against the collateral under the Financing Documents due to (a) breaches of the financial covenants and financial reporting requirements and other defaults thereunder arising from the Occupation Events, and (b) failure by the Company to make payments of principal to the Banks on June 15, 1995, and to pay penalty interest thereon, as required under the terms of the Financing Documents;

      (ii) the funds pledged to the Banks as additional security (the "Escrowed Funds") and held by the Escrow Agent (as defined in the Escrow Agreement, dated as of February 16, 1993) and The Bank of Bermuda Limited (pursuant to the Cash Collateral Charge dated as of November 17, 1992) (a) first, be applied to prepayment of all amounts (other than principal) that are scheduled for payment to each Bank, respectively, under its Financing Documents during the Extended Forbearance Period, and (b) second, the Banks release their rights to any remaining Escrowed Funds;

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                                          3

      (iii)principal payments which have become or would otherwise become due during the Extended Forbearance Period under the terms of the Financing Documents be deferred until expiration of the Extended Forbearance Period; and

      (iv) pursuant to the guaranties referenced in paragraph 4(iii) below, Nord's guaranty obligations be reduced from 100% to 50% and the Sponsors' obligations under the PFA be replaced by the obligations under such guaranties.

4. The Banks' agreement to the proposals set forth in subparagraphs 3(ii)(b) and 3(iv) above is subject to satisfaction of the following conditions precedent:

      (i) The Company shall have directed the Escrow Agent and The Bank of Bermuda Limited to transfer the following amounts of the Escrowed Funds to the Banks in accordance with the pavement instructions set forth in Annex I to this letter:

            CDC                           US$1,651,272.80
            DEG                           US$  587,890.65
            ExIm Bank                     US$  270,554.32
            IFC                           US$1,232,247.92
            OPIC                          US$1,119,720.04



           aggregating the amount of US$4,861,685.73, and the Banks shall have so received from the Escrow Agent and/or The Bank of Bermuda such amounts of the Escrowed Funds in immediately available funds. If and to the extent that at any time all or any part of any of the foregoing amounts received by any Bank is rescinded or must be returned, in whole or in part, for any reason, whether in case of the bankruptcy, insolvency or reorganization of the Company or otherwise, each Guarantor shall pay to such Bank on demand under the terms of its guaranty referred to in subparagraph 4(iii) below, in immediately available funds, fifty percent (50%) of the amount(s) so rescinded or returned. Each Bank will apply the funds received under this subparagraph 4(i) against non-principal amounts payable to it during the Extended Forbearance Period as and when those amounts become due. If for any reason the Extended Forbearance Period ends before January 1, 1997, each Bank will apply any unapplied amount of such funds to SRL's loan obligations to such Bank in such manner as such Bank in its sole discretion may determine.


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                                          4

           In addition, SRL shall have executed an amendment to the ExIm Bank loan agreement, in form and substance acceptable to ExIm Bank, requiring interest to be paid to ExIm Bank at a rate of 10% per annum on the balance of principal whose payment is postponed by the terms of this letter;

      (ii) Nord shall have executed an assignment in form and substance acceptable to the Banks, assigning all but the first US$2,689,563 of the proceeds of its OPIC insurance policies to the Banks as security for its guaranty referred to in subparagraph 4(iii) below. Nord will irrevocably instruct the Overseas Private Investment Corporation ("OPIC"), as issuer of the insurance policies, to make any payments under the insurance policies in excess of the first US$2,698,215 to an account designated by the Banks, to be invested and the principal thereof (together with interest thereon) to be held in trust as security for Nord's obligations under its guaranty pursuant to the assignment letter. During the Extended Forbearance Period, the Banks may in their sole discretion, if Nord so requests. release some or all of such amounts held in trust for the purpose of repairing, improving, or replacing assets which form a part of the security for SRL's loan obligations under the Finance Documents. Thereafter, if, on or before January 1, 1997, either (i) the Company pays to the Banks all principal payments deferred during the Extended Forbearance Period or (ii) Nord fulfills its obligations under its guaranty and pays 50% of such payments to the Banks, then the Banks will release their rights to the proceeds of the OPIC insurance policies and deliver any amounts held in trust to Nord; PROVIDED, that no Event of Default shall have occurred and be continuing. Nothing in this subparagraph (ii) or elsewhere contained in this letter shall indicate or imply that a valid claim exists under any such OPIC insurance policies, or that any amounts will be payable thereunder, notwithstanding OPIC's execution of this letter agreement in its capacity as lender, and OPIC, in its capacity as issuer of such insurance policies, shall not be deemed to have waived, nor shall it be estopped from asserting, any defenses to any claim made under any such insurance policies;

      (iii)Each of the Sponsors shall have executed and delivered an unconditional, direct guaranty limited to 50% of SRL's obligations to the Banks (aggregating a 100% guaranty of such obligations), which guaranties shall be in the form attached to this letter as Annex II;

      (iv) SRL and/or the Sponsors shall have reimbursed OPIC in full for all legal fees and expenses incurred by OPIC in connection with the

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                                          5


           complaint filed in the Eastern District of Pennsylvania (C.A. No.95-CV-2958) by Wartsila Diesel, Inc. against SRL and PNC Bank, N.A.;

      (v) SRL and each Sponsor shall have delivered legal opinions from law firms acceptable to the Banks and in form and substance acceptable to the Banks as to the validity and enforceability of this letter and the documents delivered pursuant to this letter and such other related matters as the Banks may reasonably request;

      (vi) SRL shall have delivered to the Banks for their review and approval (not to be unreasonably withheld) a proposed budget for payment of project expenses during the Extended Forbearance Period, which budget may be amended from time to time by SRL in accordance with paragraph 5 below; and

      (vii)SRL and each Sponsor shall have delivered to the Banks the most recent audited annual financial statements and unaudited semi-annual financial statements (certified as true and complete by the chief financial officer of SRL or such Sponsor, as the case may be) of SRL or such Sponsor, as the case may be.

Upon satisfaction of all of the above conditions, the Banks will (a) release their rights with respect to any remaining Escrowed Funds held by the Escrow Agent or by The Bank of Bermuda Limited, as the case may be, as contemplated in subparagraph 3(ii) above, and (b) effect the reduction and replacement of the Sponsors' obligations under the PFA as contemplated in subparagraph 3(iv) above. As provided in subparagraph 12(v) below, if all of the above conditions are not met within 30 days after the date of execution of this Agreement by the last signatory hereto, the Extended Forbearance Period will immediately terminate without notice and the Banks will have no obligation to provide the release and effect the reduction and replacement referred to above.

5.  During the Extended Forbearance Period, SRL will provide to the Banks
(i) at least every two weeks detailed status reports on the Occupation Events and the Remedial Measures, (ii) monthly reports (a) demonstrating compliance with, and justifying variances from, the budget for the preceding month, (b) amending or updating, as appropriate, the budget for the next succeeding month, and (c) demonstrating compliance with the requirements set forth in paragraphs 8 and 9 below, (iii) such information as is required under the terms of the Financing Documents; and (iv) such other information as the Banks may reasonably request from time to time.

6. For the duration of the Extended Forbearance Period, Events of Default (as defined in the Financing Documents) arising from the Occupation Events will be

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                                          6


treated as potential or actionable Events of Default under the Financing Documents, with all the associated results and restrictions thereunder, including, without limitation, (i) a suspension of the Banks' disbursement obligations, and (ii) a complete restriction on any dividends or other payments from SRL to the Sponsors or their affiliates, other than reimbursement of expenses incurred for payroll, operating and administrative purposes for the benefit of SRL.

7. All principal payments deferred during the Extended Forbearance Period shall be due and payable in full on January 1, 1997, or, if earlier, upon termination of the Extended Forbearance Period.

8. During the Extended Forbearance Period, Project expenses of not less than US$500,000 per quarter (determined on the last day of each calendar month for the three month period ending on the date of determination) shall be paid by SRL or by the Sponsors.

9. All Escrowed Funds released to SRL pursuant to paragraphs 3(ii) and 4 above, and any proceeds from the sale of rutile during the Extended Forbearance Period (net of amounts used to pay outstanding taxes and other actual expenses related to such sale), shall be retained by SRL or used by SRL for the purpose of paying project expenses, as determined by the Sponsors (subject to compliance with the requirements of paragraph 8 above).

10. Except for the forbearance and releases granted hereunder, no waiver of any default under any of the Financing Documents has been granted by any of the Banks, nor shall anything contained in this letter constitute or be construed as a waiver of any existing or future default or a modification or limitation of any existing rights or remedies available to the Banks against SRL or the Sponsors. The Banks have no obligation to extend the expiration date of the Extended Forbearance Period (and the execution of this letter shall not be construed to require any such extension), to enter into any further forbearances or waivers with respect to the Project, or to make further disbursements, additional loans or investments in the Project. Subject to the forbearance and releases granted hereunder, each of the Banks specifically reserves the right to insist on strict compliance with the terms of the Financing Documents, this letter and each document executed in connection herewith (including, without limitation, the assignment and the guaranties) and SRL and each Sponsor expressly acknowledges such reservation of rights.

11. The Company and each Sponsor hereby reaffirms its obligations under the Financing Documents with each of the undersigned and confirms that such obligations remain in full force and effect, without any claims, set-offs or defenses.

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                                          7


12. Notwithstanding anything to the contrary in this letter, and in addition to any other remedies otherwise available to the Banks arising under the Financing Documents, this letter, the documents executed and delivered in connection herewith, at law or in equity, the Extended Forbearance Period shall terminate:

    (i) if any of the information, data, representations, warranties, exhibits or other material submitted to the Banks by or on behalf of SRL or either of the Sponsors shall prove to contain any material inaccuracy or misrepresentation known to SRL or such Sponsor, as the case may be, at the time of its submission;

    (ii) upon the filing by SRL or either of the Sponsors of any type of proceeding seeking bankruptcy, receivership or similar relief or upon the entry of a bankruptcy, winding up, liquidation or similar type of order against SRL or either of the Sponsors;

    (iii) if any event (other than the Occupation Events) shall have occurred which, in the reasonable judgment of any of the Banks, is likely to affect materially and adversely the ability of any party to observe or perform any of its respective material obligations or undertakings hereunder or under any of the Financing Documents or the documents signed pursuant to this letter, the effect of which would be to materially adversely affect the financial condition of SRL or either of the Sponsors or the ability of SRL or either of the Sponsors to carry on their respective operations;

    (iv) if any of the Financing Documents, this letter, or the documents signed pursuant to this letter ceases to be in full force and effect (except the PFA as released under the terms of this letter) or is declared to be void or is at any time contested by SRL or by either of the Sponsors, or, in the case of any security document, ceases to give or provide the respective liens, security interests, rights, titles, remedies, powers or privileges intended to be created thereby;

    (v) if SRL or the Sponsors (or either of them) fail to comply with any of the requirements of paragraphs 5, 8 or 9 above, or if, within 30 days after the date of execution of this agreement by the last signatory hereto, the conditions in set forth in paragraph 4 above have not been fulfilled; or

    (vi) if either of the Sponsors fails to pay or perform, or a default occurs with respect to, any other debt obligations, whether contingent or otherwise, of such Sponsor (including, without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto;

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                                          8


              PROVIDED, that those certain events of default under financial covenants contained in Nord's capital lease agreements that have occurred and are continuing on the date of this letter, as more particularly described in Annex III to this letter, shall be excluded from the operation of this subparagraph (vi) unless (a) one or more of such capital lessors gives notice of acceleration or takes any other action in the exercise of its rights and remedies in connection with any such default (other than delivery of a notice of default), or (b) Nord offers or agrees to any voluntary accommodation with one or more of such capital lessors which involves payment (other than scheduled payments currently contemplated under the existing terms of the related capital lease) or the provision of additional collateral; or


    (vii) if either of the Sponsors transfers, sells, assigns, conveys, leases, pledges, encumbers or otherwise disposes of all or a substantial part of its assets, of whatever nature and whether now owned or hereafter acquired (any such action a "Transfer"), except:

              (a) in an arms length transaction in which the asset so Transferred is replaced with an asset of substantially equivalent or greater value (determined by the Banks in their reasonable judgment); and

              (b) such replacement asset is not Transferred (in the form of dividends, share redemptions or otherwise) to the shareholders of such Sponsor.

Upon the termination of the Extended Forbearance Period, regardless of any Remedial Measures, all principal amounts deferred hereunder shall be immediately due and payable, and the Banks, or any of them, may pursue all available rights and remedies pursuant to the Financing Documents or the documents signed pursuant to this letter, at law or in equity.

13. No other person and no creditor of SRL or the Sponsors other than the undersigned may rely on this letter.

14. This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. This letter may not be modified in any manner, except by written agreement signed by all parties hereto. This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this letter by signing any such counterpart.

15. This letter shall be governed by the laws of the District of Columbia without regard to the conflict of laws principles thereof.

16. Time is of the essence with respect to each provision of this letter.

    Please sign and return a copy of this letter confirming your acknowledgment and agreement with the terms hereof, whereupon this letter shall constitute a legally binding agreement.


SIERRA RUTILE LIMITED

By:                                    Date:
   -------------------------------           ---------------------------
      Benny L Bray
      Assistant Secretary


NORD RESOURCES CORPORATION

By:/s/ Karl A. Frydryk                 Date:   December 14, 1995
   -------------------------------           ---------------------------
      Name: Karl A. Frydryk
      Title:Secretary

CONSOLIDATED RUTILE LIMITED

By:                                    Date:
   -------------------------------           ---------------------------
      Name:
      Title: